UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 22, 2013

First Community Corporation

(Exact Name of Registrant As Specified in Its Charter)

South Carolina

(State or Other Jurisdiction of Incorporation)

000-28344	57-1010751
(Commission File Number)	(I.R.S. Employer Identification No.)

5455 Sunset Blvd, Lexington, South Carolina	29072
(Address of Principal Executive Offices)	(Zip Code)

(803) 951-2265

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Shareholders of First Community Corporation (the “Company”) was held on May 22, 2013 at the South Carolina State Museum, Palmetto Gallery, 301 Gervais Street Columbia, South Carolina. Of 5,290,452 shares outstanding, at the Annual Meeting, there were present in person or by proxy 3,884,502 shares of the Company’s common stock, representing approximately 73% of the total outstanding eligible votes. The shareholders of the Company voted: (1) to elect four Class I members to the Board of Directors; (2) to provide an advisory resolution to approve the compensation of the Company’s named executive officers; (3) to approve a non-binding resolution to determine whether shareholders should vote on Say-on-Pay every one, two, or three years; and (4) to ratify the appointment of Elliott Davis, LLC as the Company’s independent registered public accountants for the fiscal year ended December 31, 2013.

The voting results for each proposal voted on the Annual Meeting are as follows:

1. To elect four Class I members to the Board of Directors:

CLASS I	For	Withheld	Broker Non-Vote
Richard K. Bogan, MD	2,134,439	557,514	1,192,549
Anita B. Easter	2,584,788	107,165	1,192,549
Michael C. Crapps	2,561,100	130,853	1,192,549
George H. Fann, Jr.	2,582,680	109,273	1,192,549

The other directors that continued in office after the meeting are as follows:

CLASS II	CLASS III
Thomas C. Brown	Chimin J. Chao
O.A. Ethridge, D.M.D.	Loretta R. Whitehead
W. James Kitchens, Jr.	J. Thomas Johnson
Roderick M. Todd, Jr.	Alexander Snipe, Jr.
Mitchell M. Willoughby

2. To provide an advisory resolution to approve the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Vote
2,449,029	66,391	177,533	1,192,549

3. To approve a non-binding resolution to determine whether shareholders should vote on Say-on-Pay every one, two, or three years:

1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
1,393,386	35,515	1,078,655	184,395	1,192,549

4. To ratify the appointment of Elliott Davis, LLC as the Company’s independent registered public accountants:

For	Against	Abstain
3,871,907	10,524	2,071

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY CORPORATION

Dated: May 24, 2013	By:	/s/JOSEPH G. SAWYER
	Name:	Joseph G. Sawyer
	Title:	Chief Financial Officer